Description: Certificate of Incorporation of NPR Holding Corporation


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NPR HOLDING CORPORATION

                                   Article One

        The name of the corporation is NPR Holding Corporation (hereinafter referred to as the "Corporation").

                                   Article Two

        The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent at such address is Corporation Service Company.

                                  Article Three

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  Article Four

I. Authorized Shares

        The total number of shares of capital stock which the Company has authority to issue is 35,195.86 shares, consisting of:

        (1) 688.86 shares of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock");

        (2) 16,000 shares of Class A-1 Common Stock, par value $.001 per share (the "Class A-1 Common");

        (3) 16,000 shares of Class A-2 Common Stock, par value $.001 per share (the "Class A-2 Common");

        (4) 450 shares of Class B Common Stock, par value $.001 per share (the "Class B Common");


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        (5) 2,057 shares of Class C Common Stock, par value $.001 per share (the
"Class C Common").

        The Class A-1 Common, the Class A-2 Common, Class B Common and Class C Common are hereafter collectively referred to as the "Common Stock." The Class A-1 Common and the Class A-2 Common are hereafter collectively referred to as the "Class A Common."

        No amendment or waiver of any provision of this Section I shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class.

II. Preferred Stock

        Except as otherwise provided in this Section II or as otherwise required by applicable law, all shares of Preferred Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     SECTION A. Dividends.

        1. General Obligation. When and as declared by the board of directors of the Company and to the extent permitted under the General Corporation Law of Delaware, the Company will pay preferential dividends to the holders of the Preferred Stock as provided in this Section A. Except as otherwise provided herein, dividends on each share of the Preferred Stock (a "Share") will accrue at a rate of 3% per annum (the "Dividend Rate") of the Liquidation Value thereof from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share is paid in full; provided, that in the event that the Company does not comply with its obligation pursuant to Section C.1(b) below on the First Redemption Date, the Dividend Rate shall increase to 6% per annum as of the First Redemption Date; and provided, further, that in the event that the Company does not comply with its obligation pursuant to Section C.1(c) below on the Second Redemption Date, the Dividend Rate shall increase to 12% per annum as of the Second Redemption Date. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

        2. Dividend Reference Dates. All accrued dividends shall be paid on each June 1 of each year beginning June 1, 1996 (the "Dividend Reference Dates"). On each Dividend Reference Date, all dividends which have cumulated on each Share outstanding during the twelve (12)-month period ending upon such Dividend Reference Date will be added to the Liquidation Value of such Share (and shall not be deemed cumulated but unpaid dividends

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following such Dividend Reference Date); provided, that the Company may, at its option, pay all or any portion of any such cumulated dividends in cash on such Dividend Reference Date.

        3. Distribution of Partial Dividend Payments. If at any time the Company elects to pay dividends in cash and pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares of such class held by each such holder.

     SECTION B. Liquidation.

        Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any of Common Stock, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding (plus cumulated and unpaid dividends thereon), and the holders of Preferred Stock will not be entitled to any further payment. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section B.

     SECTION C. Redemptions.

        1. Scheduled Redemptions.

           (a) On June 1, 2004 (the "Scheduled Redemption Date"), the Company will redeem all issued and outstanding Shares of Preferred Stock, at a price per Share equal to the Liquidation Value thereof (plus cumulated and unpaid dividends thereon).

           (b) On June 1, 2002 (the "First Redemption Date"), the Company will redeem issued and outstanding Shares of Preferred Stock with an aggregate Liquidation Value of $258,333, at a price per Share equal to the Liquidation Value thereof (plus cumulated and unpaid dividends thereon); provided, that the Company's obligation pursuant to this Section C.1(b) shall be reduced by the aggregate Liquidation Value of any Shares redeemed prior to the First Redemption Date pursuant to Section C.2 below.

           (c) On June 1, 2003 (the "Second Redemption Date"), the Company will redeem issued and outstanding Shares of Preferred Stock with an aggregate Liquidation Value of $258,333, at a price per Share equal to the Liquidation Value thereof (plus cumulated and unpaid dividends thereon); provided, that, to the extent not applied to reduce the Company's obligation pursuant to Section C.1(b) above (in accordance with the proviso thereto), the Company's obligation pursuant to this Section C.1(c) shall be reduced by the aggregate

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Liquidation Value of any Shares redeemed prior to the Second
Redemption Date pursuant to Section C.2 below.

        2. Optional Redemptions. The Company may at any time redeem all or any portion of Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus cumulated or unpaid dividends thereon), provided that all optional redemptions pursuant to this paragraph 2 are made pro rata among the holders of Preferred Stock on the basis of the number of Shares held by each such holder. Redemptions made pursuant to this paragraph 2 will not relieve the Company of its obligations to redeem Shares on the Scheduled Redemption Date.

        3. Redemption Payment. For each Share which is to be redeemed the Company will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus cumulated and unpaid dividends thereon). If the Company's funds which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the Holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus cumulated and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.

        4. Notice of Redemption. The Company will mail written notice of each redemption of Preferred Stock to each record holder not more than sixty (60) days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Company's option, the Company will become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder after surrender of the certificate representing the redeemed Shares.

        5. Determination of the Number of Each Holder's Shares to Be Redeemed. Except as otherwise provided herein, the number of Shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares of Preferred Stock then outstanding.

        6. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Liquidation Value (plus all cumulated and unpaid dividends thereon) of such Share is paid in full. On such date all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

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        7. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Company will be cancelled and will not be reissued, sold or transferred.

     SECTION D. Voting Rights.

        Except as otherwise provided by law, the Preferred Stock will have no voting rights.

     SECTION E. Registration of Transfer.

        The Company will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     SECTION F. Replacement.

        Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     SECTION G. Definitions.

        "Liquidation Value" of any Share as of any particular date will be equal to $1,000.00, plus any additions thereto pursuant to Section A.2 above.

        "Redemption Date" as to any Share means, collectively, (i) the Scheduled Redemption Date, (ii) the First Redemption Date, (iii) the Second Redemption Date and (iv) the

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date specified in the notice of any redemption at the Company's option or the applicable date specified herein in the case of any other redemption; provided, that, with respect to clause (iv) no such date will be a Redemption Date unless the applicable Liquidation Value (plus cumulated and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date will be the date on which such Liquidation Value thereof (plus cumulated and unpaid dividends thereon) is fully paid.

     SECTION H. Amendment and Waiver.

        No amendment, modification or waiver will be binding or effective with respect to any provision of this Section II without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken.

     SECTION I. Notices.

        Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

III. Common Stock

        Except as otherwise provided in this Section III or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     SECTION A. Voting Rights.

        Except as otherwise provided in this Section A or as otherwise required by applicable law, holders of Class A-1 Common, Class B Common and Class C Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company and the holders of Class A-2 Common shall have no votes per share on all such matters; provided, that the holders of a majority of the then outstanding shares of all Common Stock shall have the right to approve, voting together as one class, (i) any merger or consolidation of the Company with or into another entity or entities, or any recapitalization or reorganization, (ii) any sale of all or substantially all of the Company's assets and (iii) any amendment to the Company's Certificate of Incorporation.

     SECTION B. Dividends and Distributions.

        Subject to the provisions of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends and distributions, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as declared or

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made by the Board of Directors of the Company, out of funds of the
Company legally available therefor, payable on such dividend or distribution payment dates to stockholders of record on such record dates, not exceeding 60 days preceding the dividend or distribution payment dates, as shall be fixed for the purpose by the Board of Directors of the Company, upon the following terms:

           (a) Dividends or distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company or a Sale of the Company (as defined below), or not paid out of the current and accumulated earnings and profits (which as used herein shall mean earnings and profits as referred to in the Internal Revenue Code of 1988, as amended) of the Company (collectively, "Non-earnings Distributions"), shall be paid in accordance with, and in the order set forth in, clauses (i), (ii) and (iii) of this subparagraph (a). A dividend or distribution shall be deemed as "not paid out of the current and accumulated earnings and profits of the Company" to the extent the amount of such dividend or distribution exceeds the amount of current and accumulated earnings and profits which the Company would have at the end of the fiscal year in which such dividend or distribution is declared (not taking into account such dividend or distribution) as estimated in good faith by the Board of Directors of the Company at the time of declaration. For purposes of this Section B, "Sale of the Company" means the sale of the Company pursuant to which any independent Third Party or affiliated group of Independent Third Parties acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis, and "Independent Third Party" means any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's capital stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

           (i) First, Non-earnings Distributions shall be paid exclusively to the holders of the shares of Class A Common, ratably to each such holder in the proportion that the number of shares of Class A Common held by such holder bears to the total outstanding shares of Class A Common, until the sum of all Non-earnings Distributions paid pursuant to this clause (i) to each holder of Class A Common in cash or in kind (valued in the manner set forth in paragraph
(c) below) equals One Thousand Dollars ($1,000) for each share of Class A Common held by such holder.

           (ii) After each holder of shares of Class A Common shall have received Non-earnings Distributions under clause (i) above totaling One Thousand Dollars ($1,000), then Non-earnings Distributions shall be paid exclusively to the holders of the shares of Class B Common ratably to each such holder in the proportion that the number of shares of Class B Common held by such holder bears to the sum of the total outstanding shares of Class B Common until the sum of all Non-earnings Distributions under this clause (ii) to each holder of Class B Common in cash or in kind (valued in the manner set forth in subparagraph (c) below)

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equals One Thousand Ten Dollars ($1,010) for each share of Class B
Common held by such holder.

           (iii) After each holder of shares of Class B Common shall have received Non-earnings Distributions under clause (ii) above totaling One Thousand Ten Dollars ($1,010) for each share of Class B Common held by such holder, then Non-earnings Distributions shall be paid exclusively to the holders of shares of Class C Common ratably to each such holder in proportion that the number of shares of Class C Common held by such holder bears to the sum of the total outstanding shares of Class C Common until the sum of all Non-earnings distributions under this clause (iii) to each holder of Class C Common in cash or kind (valued in the manner set forth in subparagraph (c) below) equals Ten Dollars ($10) for each share of Class C Common held by such holder.

           (iv) After each holder of shares of Class C Common shall have received Non-earnings Distributions under clause (iii) above totaling Ten Dollars ($10) for each share of Class C Common held by such holder, then Non-earnings Distributions shall be paid to all of the holders of shares of Class A Common, Class B Common and Class C Common, ratably to each such holder in the proportion that the number of shares of Class A Common Stock, Class B Common and/or Class C Common held by such holder bears to the total number of outstanding shares of Common Stock.

        (b) Dividends or distributions not constituting Non-earnings Distributions shall be paid ratably to all of the holders of the Class A Common, Class B Common and Class C Common in the proportion that the number of shares of Class A Common, Class B Common and/or Class C Common held by such holder bears to the total number of outstanding shares of Common Stock.

        (c) Any and all dividends or distributions of any property of the Company shall be made as follows:

           (i) The value of such property shall be determined in the manner set forth in clause (ii) below on the last business day prior to the date of declaration of such distribution, and such property shall be deemed to have been sold with the resulting net proceeds being equal to such value and shall be distributed to the holders of shares of Stock of the Company in accordance with subparagraph (a) and (b) above.

           (ii) For the purpose of determining the value of any property of the Company, freely marketable securities which are listed on all securities exchanges shall be valued at the average of the closing prices of the sales of such securities on each of the last 20 trading days ending on and including the date of determination. If no sales occurred on any such trading day, such sales price shall be deemed to be the average between the highest bid and lowest asked prices on all exchanges at the end of such day. Freely marketable securities which are not so listed shall be valued at the average of their representative bid and asked prices on each of the last 20 trading days ending on and including the date of determination of the basis of quotations furnished by the Nasdaq National Market, if available. Any security which is held

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under the representation that it has been acquired for investment and not with a view to public sale or distribution or which is held subject to any other restriction affecting marketability shall be valued at such discount from the value determined under the applicable provisions above as the Board of Directors of the Company deems necessary to reflect properly the restricted marketability of such securities. Notwithstanding the foregoing, securities which are not freely marketable securities and all other property may be assigned such value as the Board of Directors of the Company determines to be the fair value. All matters concerning the valuation of the property of the Company, the determination of earnings and profits and accounting procedures not specifically and expressly provided for by the terms of this Certificate of Incorporation shall be determined by the Board of Directors of the Company, whose determination shall, when made in good faith, be final and conclusive as to all of the holders of the outstanding shares of the Company.

     SECTION C. Conversion.

        1. Right to Convert. Subject to paragraph 2 below, (a) any holders of Class A-1 Common shall be entitled at any time to convert any or all of the shares of Class A-1 Common held by such holders into the same number of shares of Class A-2 Common and (b) any holders of Class A-2 Common shall be entitled at any time to convert any and all of the shares of Class A-2 Common held by such holders into the same number of shares of Class A-1 Common.

        2. Surrender of Certificates. Each conversion of shares of Class A-1 Common or Class A-2 Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company at any time during normal business hours, together with a written notice by the holder of such Class A-1 Common or Class A-2 Common, as the case may be, stating that such holder desires to convert the shares, or a stated number of shares of Class A-1 Common or Class A-2 Common, as the case may be, represented by such certificate or certificates, into shares of Class A-2 Common or Class A-1 Common, respectively. Each conversion of shares of Class A-1 Common or Class A-2 Common shall be deemed to have been effected as of the case of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted hares of Class A-1 Common or Class A-2 Common, as the case may be, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A-1 Common or Class A-2 Common, as the case may be, are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

        3. Issuance of Certificates. Promptly after the surrender of certificates of Class A-1 Common or Class A-2 Common, as the case may be, and the receipt of written notice, the Company shall issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the shares of Class A-2 Common or Class A-1 Common, respectively, issuable upon such conversion and (ii) a certificate representing any shares of Class A-1 Common or Class A-2 Common, as the case may be, which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

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        4. No Charge. The issuance of certificates for Class A-1 Common or Class
A-2 Common, as the case may be, upon conversion of Class A-2 Common or Class A-1 Common, respectively, will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Class A-1 Common or Class A-2 Common, as the case may be.

        5. Reserve of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A-1 Common and Class A-2 Common solely for the purpose of issuance upon the conversion of the Class A-2 Common and Class A-1 Common, respectively, such number of shares of Class A-1 Common and Class A-2 Common as are issuable upon the conversion of all outstanding shares of Class A-2 Common and Class A-1 Common, respectively. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance).

        6. Closing Books. The Company shall not close its books against the transfer of shares of Common Stock in any manner which wold interfere with the timely conversion of any shares of Common Stock.

     SECTION D. Stock Splits.

        If the Company in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

     SECTION E. Amendment and Waiver.

        No amendment or waiver of any provision of this Section III shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Common Stock, voting together as one class.

     SECTION F. Registration of Transfer.

        The Company shall keep at its principal office a register for the registration of the Common Stock. Upon the surrender of any certificate representing Common Stock at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall

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represent such number of shares of Common Stock as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

SECTION G. Replacement.

        Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION H. Notices.

        Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                                  Article Five

        The Corporation is to have perpetual existence.

                                   Article Six

        The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise provided in the By-Laws.

                                  Article Seven

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  Article Eight

        Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the

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Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight shall be a contract right, and subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requested undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors,

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



independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

        Section 5. Expenses. Expenses incurred by any person described in
Section 1 of this Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

        Section 7. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8. Merger or Consolidation. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the

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


request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  Article Nine

        The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby authorized to adopt, amend or repeal the bylaws of the Corporation.

        IN WITNESS WHEREOF, the undersigned, being the President and the Assistant Secretary of the Corporation, under the penalties of perjury, do hereby declare and certify that this act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Restated Certificate of Incorporation as of this 1ST day of June, 1995.

                                              NPR Holding Corporation



                                              By:/s/ Ronald Katims
                                                 -------------------------------
                                                       Name:    Ronald Katims
                                                       Title:   President


Attest:


By:/s/ Paul Wittig
   ----------------------------------
         Name:    Paul Wittig
         Title:   Assistant Secretary


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